As filed with the Securities and Exchange Commission on June __, 2001

                                                 Registration No. 333- _________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                               OFFICE DEPOT, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                               59-2663954
      (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)               Identification No.)


                            2200 OLD GERMANTOWN ROAD
                           DELRAY BEACH, FLORIDA 33445
                                 (407) 278-4800
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 DAVID C. FANNIN
                         SENIOR VICE PRESIDENT, GENERAL
                          COUNSEL & CORPORATE SECRETARY
                            2200 OLD GERMANTOWN ROAD
                           DELRAY BEACH, FLORIDA 33445
                                 (407) 265-4237
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ---------------------

                                    Copy to:

                             William J. Quinlan, Jr.
                             McDermott, Will & Emery
                             227 West Monroe Street
                                   Suite 3100
                             Chicago, Illinois 60606
                                 (312) 984-7568

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: [_]

                         CALCULATION OF REGISTRATION FEE

                                                            Proposed        Proposed
               Title of                                      Maximum         Maximum
              Securities                  Amount            Offering        Aggregate        Amount of
                 to be                     to be              Price         Offering       Registration
              Registered                Registered1        Per Share2        Price2             Fee
----------------------------------------------------------------------------------------------------------

Common Stock,
  par value $0.01
  per share3                         6,000,000 Shares        $8.915          $53,490,000      $13,373

==========================================================================================================

(1) Includes, pursuant to Rule 416 of the Securities Act of 1933, as amended, such additional number of shares of the registrant's Common Stock that may become issuable as a result of any stock splits, stock dividends or similar events.
(2) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $8.915 per share, which was the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on June 4, 2001.
(3) Includes Preferred Share Purchase Rights. These Rights will be attached to and will trade with shares of the Common Stock of the Company.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                [Cover Art here]























                                   Prospectus
                                 June __, 2001.

ODP DIRECT

              A DIRECT STOCK PURCHASE PLAN FOR OFFICE DEPOT STOCK


                                   ODP DIRECT

Office Depot, Inc. is pleased to announce ODP Direct, a direct stock purchase plan that offers you a variety of convenient, low-cost services to make it simple for you to invest in Office Depot common stock. ODP Direct has various features designed for long-term investors who wish to invest and build their share ownership over time. The principal terms and conditions of ODP Direct are summarized in this Prospectus.

Anyone can participate in ODP Direct. If you do not currently own Office Depot common stock, you can become a participant by making your initial purchase directly through ODP Direct. ODP Direct offers you an alternative to traditional methods of buying, holding and selling Office Depot common stock.

Read on for a more detailed description of the features of ODP Direct as offered by Office Depot. If you would like to participate in ODP Direct, you may do so online or complete the enclosed enrollment form and mail it to Mellon Bank, N.A., the Administrator, in the reply envelope provided for your convenience.

You should read this Prospectus carefully so you know how ODP Direct works and then retain it for future reference.




--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ODP DIRECT HIGHLIGHTS

ANYONE CAN PARTICIPATE
You may participate in ODP Direct if you currently own Office Depot common stock that is registered in your name or you can participate by making your initial investment in common stock through ODP Direct with a minimum initial investment of $250. Alternatively, you may authorize the automatic monthly investment feature and initiate your investment with only $25 and a commitment for at least ten sequential purchases.

OPTIONAL CASH PURCHASES
Once you are a registered shareholder, you can buy Office Depot common stock and pay fees lower than those typically charged by stockbrokers for small transactions. You can invest as little as $25, up to $100,000 annually, and either pay by check or have your payment automatically deducted from your bank account.

CONVENIENT SHARE SALES
You can sell Office Depot common stock and pay fees lower than those typically charged by stockbrokers for small trans-actions.

FULL INVESTMENT
Full investment of your funds is possible because you will be credited with both whole and fractional shares.

SHARE SAFEKEEPING
You can deposit your Office Depot common stock certificates with the Administrator for safekeeping, at no cost to you. You can request withdrawal of any or all of your whole shares of Office Depot common stock. A certificate for those shares will be sent to you, free of charge.

GIFTS AND OTHER SHARE TRANSFERS
You can make gifts or other transfers of Office Depot common stock you hold in your Plan account.

ODP DIRECT ADMINISTRATOR
Mellon Bank, N.A. is ODP Direct's Administrator. Mellon Investor Services, a registered transfer agent, will provide certain administrative support to the Administrator.

                               TABLE OF CONTENTS

          ODP Direct Overview.......................................... 1

          ODP Direct Highlights........................................ 2

          About Office Depot........................................... 4

          Risk Factors................................................. 6

          Terms and Conditions......................................... 8 to 14

          Where You Can Find More Information.......................... 15

          Information We File With The SEC............................. 16

          Additional Information....................................... 17

          ODP Direct Service Fees...................................... 18

                              ABOUT OFFICE DEPOT

We are the largest supplier of office products and services in the world, based on sales of $11.6 billion in 2000. We sell to consumers and businesses of all sizes through our three business segments: North American Retail Division, Business Services Group and International Division. These segments include multiple sales channels consisting of office supply stores, a contract sales force, Internet sites, and catalog and delivery operations.

                         NORTH AMERICAN RETAIL DIVISION

Our North American Retail Division sells office products, copy and print services and other business-related services under the Office Depot(R) and the "Office Place" brands through our chain of high volume retail office supply stores in the United States and Canada. We opened our first retail office supply store in Florida in October 1986. From our inception, we have concentrated on expanding our store base and increasing our sales in markets with high concentrations of small and medium-sized businesses. As of the end of 2000, our North American Retail Division operated 888 retail stores in 47 states, the District of Columbia and Canada. In 2001, we closed 70 under-performing retail stores and we plan to add approximately 50 new retail stores, most of which will be located in areas we currently serve, with the balance in under-served markets.

                             BUSINESS SERVICES GROUP

In 1993 and 1994, we entered the contract office supply business by acquiring eight contract stationers with 18 domestic customer service centers and a professional sales force. These acquisitions also allowed us to broaden our catalog and retail delivery businesses. In 1998, we expanded our direct mail business through our merger with Viking Office Products. Today, our Business Services Group sells office products and services to contract and commercial customers through our Office Depot(R) brand and Viking Office Products(R) brand direct mail catalogs and Internet sites, and by means of our dedicated sales force. Our customer service centers or "CSCs" are warehouse and delivery facilities, some of which also house sales offices, call centers and administrative offices. Our CSCs also perform warehousing and delivery services on behalf of all segments of our business. At the end of 2000, our Business Services Group operated 25 CSCs in the United States, five of which we added as a result of the Viking merger.
Since January 1998, we have also offered our customers the convenience of shopping online through our publicly-accessible Internet site. The addition of this site has expanded our domestic electronic commerce or "e-commerce" capabilities beyond our Viking public Internet site and our Office Depot business-to-business contract Internet sites. We believe our e-commerce business will provide significant future growth opportunities for our Business Services Group segment and our business as a whole, based on the growth rates we have experienced over the last three years.

                             INTERNATIONAL DIVISION

Our International Division sells office products and services in 16 countries outside the United States and Canada through our retail stores, as well as our Office Depot(R) brand and Viking Office Products(R) brand direct mail catalogs and Internet sites, and our sales force. We have expanded internationally primarily through licensing and joint venture agreements, acquisitions and our merger with Viking Office Products. Prior to 1998, our international business was operated entirely through licensing and joint venture agreements. In 1998, we merged with Viking, whose international operations were wholly owned, and we increased our ownership in our retail operations in France to 100%. In 1999, we increased our ownership in our retail operations in Japan to 100%. At the end of 2000, our International Division had operations, either owned directly or operated through joint ventures or licensing agreements, in Australia, Austria, Belgium, France, Germany, Hungary, Ireland, Israel, Italy, Japan, Luxembourg, Mexico, the Netherlands, Poland, Thailand, and the United Kingdom.

In March 1999, we introduced our first international public Internet site for individuals and businesses in the United Kingdom. In 2000, we introduced eight new public Internet sites in Germany, the Netherlands, Italy, Australia, Japan and France. In September 2000, we launched our contract business in the United Kingdom.

Our principal offices are located at 2200 Old Germantown Road, Delray Beach, Florida 33445. Our telephone number for this location is (561) 438-4800.

                                  RISK FACTORS

In addition to the information set forth elsewhere or incorporated by reference in this prospectus, you should consider carefully the factors set forth below in connection with any purchase of our Common Stock. The following includes a summary of some of the risk factors that we discuss in our 2000 Form 10-K. See our cautionary statements contained in our 2000 Form 10-K which is incorporated herein by reference.

U.S.ECONOMY
In the past decade, the favorable United States economy has contributed to the expansion and growth of retailers like us. Since the third quarter of 2000, the U.S. economy has shown signs of a downturn, particularly in the technology sector. The retail industry, in particular, is displaying signs of a slowdown, with several specialty retailers, both in and outside our industry segment, reporting earnings warnings in the last few months. Technology manufacturers, some of whom supply us with products, have issued earnings warnings as a result of slow product sales. This general economic slowdown negatively impacted our results during the second half of 2000 and the first quarter of 2001 and is likely to continue to adversely impact our business and operating results.

COMPETITION
We compete with a variety of retailers, dealers and distributors in a highly competitive marketplace that includes high-volume office supply chains, warehouse clubs, computer stores, contract stationers, Internet-based merchandisers and well-established mass merchant retailers.

In order to achieve and maintain expected profitability levels, we must continue to grow our business while maintaining the service levels and aggressive pricing necessary to retain existing customers in each of our business segments. Our failure to adequately address these challenges could put us at a competitive disadvantage relative to these competitors.

QUARTERLY OPERATING RESULTS
Fluctuations in our quarterly operating results have occurred in the past and may occur in the future. A variety of factors could contribute to this quarter-to-quarter variability, including:

                  o new store openings that require an outlay of pre-opening expenses, generate lower initial profit margins and cannibalize existing stores;

                  o        timing and effectiveness of warehouse integration;

                  o        competitors' pricing;

                  o        changes in our product mix;

                  o        effects of seasonality; and

                  o        competitive store openings or other events.

In addition, our operating results may fall below securities analysts' expectations, which may cause the price of our securities to fall abruptly and significantly. Our operating results should not be relied upon as an indication of future performance.
We are currently filling vacancies in key positions in our management organization and any difficulties we encounter in this process could harm our business and operating results.

MANAGEMENT ORGANIZATION
Since the appointment of our new Chief Executive Officer in July 2000, we have changed our management organization. This new organization has vacancies in several key positions, including the Chief Financial Officer. A search is underway to identify the best individuals to fill these positions; however, the process may be a protracted one. Furthermore, the new management structure may not be ideal for us and may not result in the benefits we seek, and, as a result, may materially and adversely affect our business and operating results.

INTERNATIONAL OPERATIONS
We operate in a number of international markets and intend to continue to enter into additional international markets as attractive opportunities arise. In addition to the risks described above, internationally we face risks such as:

                  o        foreign currency fluctuations;

                  o unstable political, economic, financial and market conditions;

                  o compromised operating control of some of our foreign operations that are not wholly owned;

                  o system changes and harmonization of prices to accommodate the adoption of the euro; and

                  o        lack of adequate management resources.

                              TERMS AND CONDITIONS

1.    HOW CAN I PARTICIPATE IN ODP DIRECT?
      If you already own Office Depot common stock and the shares are registered in your name, you may participate immediately. If your shares are held for you in a brokerage account, you may participate by instructing your broker to transfer your shares of Office Depot common stock into your own name. If you do not currently own any Office Depot common stock, you can participate by making an initial investment through ODP Direct. Please see question #6 for details regarding an initial investment.

2.    WHAT PROVISIONS ARE MADE FOR NON-U.S. RESIDENTS?
      If you live outside the U.S. and are not a citizen, you can participate in ODP Direct provided there are not any laws or governmental regulations that would prohibit your participation in ODP Direct. Office Depot reserves the right to terminate participation of any stockholder if it deems it advisable under any foreign laws or regulations. All Plan funds must be in U.S. funds and drawn on a U.S. financial institution. If you are not in the U.S., please contact your financial institution to verify that they can provide you with a check that clears through a U.S. financial institution and can print the dollar amount in U.S. funds. Due to the longer clearing period, we are unable to accept checks clearing through non-U.S. financial institutions. Please contact your local financial institution for details on how to make the transaction.

      If Office Depot ever pays dividends to shareholders, all dividends will be subject to withholding under the terms of any applicable tax treaty provisions. Please see question #16 for additional information on dividend reinvestment.

3.    HOW DO I ENROLL IN ODP DIRECT?
      You can get started in ODP Direct by completing the enclosed Enrollment Form along with the items required and mailing them to the Administrator in the reply envelope, or by enrolling online through Investor ServiceDirectSM. Online enrollment may be accessed from the Office Depot Web site, www.officedepot.com, at the ODP Direct section found under Company Info/Investor Relations. Your participation will begin after your authorization is received. Once you have enrolled, your participation continues automatically, as long as you wish. Please see question #21 for additional information on how to access Investor ServiceDirect and enroll online.

4.    WHAT IS THE SOURCE OF SHARES TO BE PURCHASED UNDER ODP DIRECT?
      All optional cash purchases and dividends reinvested through ODP Direct, if applicable, will be used to purchase either newly issued shares directly from Office Depot or shares on the open market. Shares purchased from Office Depot will consist of treasury shares or authorized but un-issued shares of common stock.

5.    AT WHAT PRICE WILL SHARES BE PURCHASED?
      If the shares are purchased in the open market, your price per share will be the weighted average of all shares purchased to satisfy the investment. If the shares are purchased from Office Depot, your price per share will be the average of the daily high and low sale prices quoted on the New York Stock Exchange (NYSE) Composite Transactions listing for the day the shares are purchased.

6.    HOW DO I MAKE AN INITIAL INVESTMENT?
      There are two ways to make an initial investment in ODP Direct: Mail a completed Enrollment Form to the ODP Direct Administrator or enroll online through Investor ServiceDirect.

      If you do not currently own Office Depot common stock, you can make an initial cash investment for as little as $250 but not more than $100,000 , by completing an Enrollment Form and submitting it with your check. Only checks made payable to Office Depot/Mellon Bank will be accepted. No third party checks will be accepted. You may also make your initial investment through Investor ServiceDirect by authorizing an individual or monthly automatic deduction from your bank account. Investor ServiceDirect may be accessed from the Office Depot Web site, www.officedepot.com, at the ODP Direct section found under Company Info/Investor Relations.

7.    HOW DO I MAKE ADDITIONAL INVESTMENTS?
      If you already own Office Depot common stock and are enrolled in ODP Direct you may make additional purchases by sending a check to the Administrator or authorize an individual automatic deduction from your bank account through Investor ServiceDirect for each purchase. Submit your check with the contribution form on your ODP Direct statement and mail it to the Administrator at the address specified on the statement. Additional investments made by check are subject to a minimum purchase requirement of $25.

      Alternatively, you may chose to make regular monthly purchases by authorizing automatic monthly deductions from your bank account. This feature enables you to make ongoing investments in an amount that is comfortable for you, without having to write a check. Additional investments made by automatic monthly deductions are subject to a minimum purchase requirement of $25 per investment, with a commitment of 10 monthly purchases.

      All purchases are limited to a maximum investment of $100,000 per calendar year.

8.    WHEN WILL SHARES BE PURCHASED?
      Upon receipt of the funds, the Administrator will invest initial and additional cash investments, less applicable fees, if any, in whole and fractional shares purchased on the open market, or directly from Office Depot, as promptly as practicable, at least once every five business days. In the unlikely event that, due to unusual market conditions, the Administrator is unable to invest the funds within 35 days, the Administrator will return the funds to you by check. No interest will be paid on funds held by the Administrator pending investment.

9.    WILL I RECEIVE CERTIFICATES FOR SHARES PURCHASED?
      No, because ODP Direct provides for safekeeping of your shares. For your convenience, shares purchased under ODP Direct will be maintained by the Administrator in your name in non-certificated (book entry) form. You may, however, request a stock certificate from the Administrator at any time, free of charge.

10.   WHAT IS SAFEKEEPING?
      Shares of Office Depot common stock that you buy under ODP Direct will be maintained in your account in non-certificated form for safekeeping. If you own Office Depot common stock in certificate form, you may deposit your certificates for those shares with the Administrator, free of charge. Certificates forwarded to the Administrator by registered mail will be automatically covered by an Administrator blanket bond up to the first $100,000 of value. Safekeeping protects your shares against loss, theft or accidental destruction. Safekeeping also provides a convenient way for you to keep track of your shares. Only shares held in safekeeping may be sold through ODP Direct.

11.   CAN I GET CERTIFICATES IF I WANT THEM?
      Yes. If, you should ever want a stock certificate for all or a portion of the whole shares of Office Depot common stock in your account, the Administrator will send one to you, upon your request. The Administrator will mail a certificate to you within two business days of your request. Please allow an additional five to seven business days for the Post Office to deliver your certificate.

12.   HOW CAN I TRANSFER OR GIVE GIFTS OF SHARES?
      You may transfer or give gifts of Office Depot common stock to anyone you choose by contacting the Administrator and requesting a Gift/Transfer Form. After the transfer or gift purchase is completed, upon your request, the Administrator will send you a non-negotiable gift announcement, which you can present to the recipient. A notice indicating the transfer of Office Depot common stock will also be forwarded to the recipient.

13.   HOW DO I SELL SHARES?
      You can sell your Plan shares at any time by contacting the Administrator. Your sale request will be processed and your shares will, subject to market conditions and other factors, generally be sold within 24 hours of receipt and processing. Please note that the Administrator cannot and does not guarantee the actual sale date or price, nor can it stop or cancel any outstanding sales or issuance requests. All requests are final. The Administrator will mail a check to you (less applicable sales fees) on settlement date, which is three business days after your shares have been sold. Please allow an additional five to seven business days from settlement date for the Post Office to deliver your check.

      Alternatively, you may choose to sell your shares through a stockbroker of your choice, in which case you would have to request a certificate for your shares from the Administrator prior to such sale. See question #11 for instructions on how to obtain a certificate.

14.   WHAT ARE THE COSTS?
      There is no fee for enrolling in ODP Direct. Participation is voluntary and you may discontinue your participation at any time. However, there are fees associated with some of ODP Direct's services. Please refer to ODP Direct Service Fees Schedule for more information on transaction and trading fees.

15.   WHAT ABOUT TAXES?
      The Administrator will send a Form 1099-DIV to you and the Internal Revenue Service after each year-end. This form will report all dividend income you received during the year on your Office Depot common stock (consisting of dividends, if applicable, and transaction or trading fees paid on your behalf by Office Depot). If you sell shares through ODP Direct, the Administrator will send a Form 1099-B to you and the Internal Revenue Service after year-end. Form 1099-B will show the total proceeds of the transactions. We recommend that you keep your transaction statements, which are helpful for record keeping and tax purposes.

16.   IF OFFICE DEPOT EVER PAYS DIVIDENDS TO SHAREHOLDERS, HOW DO I REINVEST
      THEM?
      If the Board of Directors decides to pay dividends to its shareholders, you may choose to reinvest all or a portion of the dividends paid on shares of Office Depot common stock you own in additional shares of Office Depot common stock. You may change your election at any time by notifying the Administrator. To be effective with respect to a particular dividend, any such change must be received by the Administrator on or before the record date for that dividend.

      You may, of course, choose not to reinvest any of your dividends, in which case the Administrator will remit any dividends to you by check or automatic deposit to a bank account you designate.

17. IF DIVIDENDS ARE EVER PAID TO SHAREHOLDERS, WHEN WOULD THEY BE REINVESTED? If you have chosen the dividend reinvestment feature, the Administrator will invest dividends in additional shares of Office Depot common stock purchased on the open market or directly from Office Depot as promptly as practicable, on or after the payable date, normally within one week. In the unlikely event that, due to unusual market conditions, the Administrator is unable to invest the funds within 30 days, the Administrator will remit the funds to you by check. No interest will be paid on funds held by the Administrator pending investment.

18.   HOW CAN I VOTE MY SHARES?
      You will receive proxy materials for all shares, full and fractional, in your account. Your shares will be voted in accordance with your direction. If you wish, you may vote your shares in person at Office Depot's annual meeting of shareholders.

19.   HOW WILL I KEEP TRACK OF MY INVESTMENTS?
      The Administrator will send a transaction notice confirming the details of each transaction you make. If you continue to participate in ODP Direct, but have no transactions, the Administrator will send you an annual statement detailing the status of your holdings of Office Depot common stock in your account.

20.   HOW WOULD I TERMINATE MY PARTICIPATION?
      If dividends are ever paid to shareholders and you have elected to reinvest them in ODP Direct, you may discontinue the reinvestment of your dividends at any time by giving notice to the Administrator. Thereafter, future dividends will be sent to you directly. To be effective for a given dividend payment, the Administrator must receive notice before the record date of that dividend. The Administrator will continue to hold your shares unless you request a certificate for any full shares and a check for any fractional share. You may also request the sale of all or part of any such shares. See question #13.

21.   WHAT IF I HAVE QUESTIONS ABOUT ODP DIRECT?
      Any questions you have about buying or selling or any other services offered by ODP Direct, should be made directly to the Administrator, through the following:

                                    INTERNET
                                    --------

         You can obtain information about your Office Depot account online via Investor ServiceDirect. To gain access, you will require a password which you may establish when you first logon. If you have forgotten your password, call 1-877-978-7778 to have it reset.

         To access Investor ServiceDirect please visit the Mellon Investor Services website at
                             www.melloninvestor.com

                                    TELEPHONE
                                    ---------

         The Administrator may be contacted at the following toll-free number within the United States and Canada:

                                 1-800-681-8059

         An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 9:00 a.m. to 7:00 p.m., Eastern Standard Time, Monday through Friday (except holidays).

                                   IN WRITING
                                   ----------

         You may also write to the Administrator at the following address:

                   MELLON BANK, N.A.
                   C/O MELLON INVESTOR SERVICES
                   P.O. BOX 3338
                   SOUTH HACKENSACK, NJ 07606-1938

Be sure to include your name, address, daytime phone number, social security or tax I.D. number and a reference to Office Depot on all correspondence.

NOTE: YOUR INVESTMENT IN SHARES PURCHASED UNDER ODP DIRECT IS NO DIFFERENT FROM ANY INVESTMENT IN SHARES YOU HOLD DIRECTLY. NEITHER OFFICE DEPOT NOR THE ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT YOU AGAINST A LOSS ON SHARES PURCHASED. YOU BEAR THE RISK OF LOSS AND ENJOY THE BENEFITS OF ANY GAIN FROM MARKET PRICE CHANGES WITH RESPECT TO SHARES PURCHASED UNDER ODP DIRECT. ODP DIRECT IS DESIGNED FOR THE LONG-TERM INVESTOR AND DOES NOT AFFORD THE SAME FLEXIBILITY AS A STOCKBROKER'S ACCOUNT.

Office Depot has appointed Mellon Bank, N.A. as Administrator for ODP Direct. Securities held by the Administrator in your account are not subject to protection under the Securities Investor Protection Act of 1970. The Administrator may use, and commissions may be paid to a broker-dealer that is affiliated with the Administrator. Investors must make independent investment decisions based upon their own judgment and research.

OFFICE DEPOT, INC. IS LISTED ON THE NEW YORK STOCK EXCHANGE AND TRADES UNDER THE TICKER SYMBOL "ODP".

                       WHERE YOU CAN FIND MORE INFORMATION

Office Depot files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at http://www.sec.gov.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus constitutes part of a registration statement on Form S-3 filed by Office Depot, Inc. under the Securities Act of 1933. As allowed by the SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

                        INFORMATION WE FILE WITH THE SEC

The SEC allows us to "incorporate by reference" in this prospectus the information we file with the SEC, which means:

     1.  Incoporated documents are considered part of this prospectus;
     2. We can disclose important information to you by referring you to those documents; and
     3. Information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

     1. Our annual report on form 10-K for the year ended on December 30, 2000, filed on March 27, 2001
     2. Our quarterly report on form 10-Q for the quarter ended on March 31, 2001, filed on May 11, 2001.
     3.  Our current reports on form 8-K dated May 8 and May 30, 2001.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of the initial filing of the registration statement and prior to the time we sell all of the shares of common stock offered by this prospectus:

     1.  Reports filed under Section 13(a) and (c) of the Exchange Act;
     2. Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and
     3.  Any reports filed under Section 15(d) of the Exchange Act.

You can obtain any of the filings incorporated by reference in this document through us, or from the SEC's Web site or at the addresses listed above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them online at the Investor Relations section of our Web site, www.officedepot.com, under Company Info/Investor Relations/Mail Request, or by writing or calling us at the following address and telephone number:

                               Office Depot, Inc.
                          Attention: Investor Relations
                            2200 Old Germantown Road
                           Delray Beach, Florida 33445
                        Telephone: (561) 438-4800 x87641

                             ADDITIONAL INFORMATION

                                 USE OF PROCEEDS

Shares purchased for Plan participants will, at the Company's option, be shares newly issued by the Company, shares held in the Company's treasury or shares purchased in the open market by the Administrator. The Company and the Administrator are unable to estimate the number of shares, if any, that will be purchased directly from the Company under the Plan or the amount of proceeds from any such shares. Any proceeds received will be used by the Company for general corporate purposes.

                                  LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for the Company by McDermott, Will & Emery, a partnership including professional corporations, Chicago, Illinois, counsel to the Company.

                                     EXPERTS

The consolidated financial statements and related financial statement schedule incorporated in this Prospectus and in the Registration Statement by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by this reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                            ODP DIRECT SERVICE FEES


Purchase of shares with initial investment                                        No Charge
----------------------------------------------------------- --------------------------------
Purchase of shares with additional investments via check                              $5.00
----------------------------------------------------------- --------------------------------
Purchase of shares with additional investments via                                    $3.50
individual automatic debit of bank account
----------------------------------------------------------- --------------------------------
Purchase of shares with additional investments via                                    $2.00
monthly automatic debit of bank account
----------------------------------------------------------- --------------------------------
Transfer shares as gift                                                           No charge
----------------------------------------------------------- --------------------------------
Certificate safekeeping                                                           No charge
----------------------------------------------------------- --------------------------------
Withdrawal or certificate issuance                                                No charge
----------------------------------------------------------- --------------------------------
Sale of shares (full and partial)                                                    $15.00
----------------------------------------------------------- --------------------------------
Trading fee for purchases (if market)                                             No Charge
----------------------------------------------------------- --------------------------------
Trading fee for sales                                                        $.12 per share
----------------------------------------------------------- --------------------------------
Original or current year duplicate statement                                      No charge
----------------------------------------------------------- --------------------------------
Bounced checks or rejected  automatic debit of bank                  $ 35.00 per occurrence
account


                               OFFICE DEPOT, INC.
                                  JUNE 1, 2001
                                MELLON BANK, N.A.
                            ODP DIRECT ADMINISTRATOR

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The estimated expenses in connection with the offering are as follows:

    Securities and Exchange Commission registration fee................$13,373
    Printing and Mailing............................................... 48,000
    Accounting fees and expenses.......................................  2,000
    Legal fees and Expenses............................................ 10,000
    Miscellaneous......................................................  2,627
                                                                       -------
    TOTAL..............................................................$76,000
                                                                       =======


Item 15. Indemnification of Officers and Directors.

         The General Corporation law of the State of Delaware (the "Delaware Law") permits indemnification of directors, employees and agents of corporations under certain conditions and subject to certain limitations. Pursuant to the Delaware Law, the Company has included in its Restated Certificate of Incorporation and bylaws a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care to the fullest extent permitted by Delaware Law and to provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Delaware Law. The Company believes that its charter and bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

         The Company has obtained insurance policies under which the Company's directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of certain actions, suits or proceedings, and certain liabilities which might be imposed as a result of certain actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 16. Exhibits.


Exhibit Number                                        Description
--------------                                        -----------

4(a) Restated Certificate of Incorporation, as amended, of the Company (incorporated by reference to Exhibit 4.3 to the Registration's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 1998).

  4(b) By-Laws of the Company, as currently in effect (incorporated herein by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1996).

  4(c) Rights Agreement dated as of September 4, 1996 between the Company and Chase Mellon Shareholders Services, L.L.C., as Rights Agent (incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on September 6, 1996.

  5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

 23(a) Consent of McDermott, Will & Emery (included in its opinion filed as Exhibit 5).

 23(b)                   Consent of Deloitte & Touche LLP.

 24 Power of Attorney (included with the signature page to this registration statement).

Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on June 7, 2001.

                                          OFFICE DEPOT, INC. (Registrant)


                                          By:  /s/ M. Bruce Nelson
                                             -----------------------------------
                                                   M. Bruce Nelson
                                                   Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 7, 2001. Each of the directors and/or officers of Office Depot, Inc. whose signature appears below hereby appoints M. Bruce Nelson. and David C. Fannin, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this registration statement, making such changes in the registration statement as appropriate, and generally to do all the things in their behalf in their capacities as officers and directors to enable Office Depot, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


           Signature                             Title

    /s/ M. Bruce Nelson
-------------------------------    Chief Executive Officer
        M. Bruce Nelson            (Principal Executive Officer)

    /s/ David I. Fuente
-------------------------------    Chairman of the Board
        David I. Fuente

    /s/ Irwin Helford
-------------------------------    Vice Chairman and Director
        Irwin Helford

    /s/ Charles E. Brown
-------------------------------    Senior Vice President, Finance and Controller
        Charles E. Brown           (Principal Financial and Accounting Officer))

    /s/ Lee A. Ault, III
-------------------------------    Director
        Lee A. Ault, III

    /s/ Neil A. Austrian
-------------------------------    Director
        Neil A. Austrian

    /s/ Cynthia R. Cohen
-------------------------------    Director
        Cynthia R. Cohen

    /s/ W. Scott Hedrick
-------------------------------    Director
        W. Scott Hedrick

    /s/ James L. Heskett
-------------------------------    Director
        James L. Heskett

    /s/ Michael J. Myers
-------------------------------    Director
        Michael J. Myers

    /s/ Frank P. Scruggs, Jr.
-------------------------------    Director
        Frank P. Scruggs, Jr.

    /s/ Peter J. Solomon
-------------------------------    Director
        Peter J. Solomon

                                  EXHIBIT INDEX

Exhibit Number                                        Description
--------------                                        -----------

  4(a) Restated Certificate of Incorporation, as amended, of the Company (incorporated by reference to Exhibit 4.3 to the Registration's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 1998).

  4(b) By-Laws of the Company, as currently in effect (incorporated herein by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1996).

  4(c) Rights Agreement dated as of September 4, 1996 between the Company and Chase Mellon Shareholders Services, L.L.C., as Rights Agent (incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on September 6, 1996.

  5* Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

 23(a) Consent of McDermott, Will & Emery (included in its opinion filed as Exhibit 5).

 23(b)*                  Consent of Deloitte & Touche LLP.

 24 Power of Attorney (included with the signature page to this registration statement).
-----------------

* Filed herewith.